Exhibit 99.1

AMENDMENT TO THE CYBERSOURCE CORPORATION

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

This Amendment (this “Amendment”) to the CyberSource Corporation Amended and Restated 1999 Stock Option Plan (the “Plan”) is dated as of October 29, 2007.

WHEREAS, as of August 6, 2007, the Board of Directors of the Company approved this Amendment and directed that it be submitted to the stockholders of the Company; and

WHEREAS, as of October 23, 2007, the stockholders of the Company approved this Amendment in accordance with Section 17 of the Plan.

NOW, THEREFORE, the Plan is hereby amended in the manner set forth below:

1. The first sentence of Section 3 of the Plan shall be deleted in its entirety and be replaced by the following:

“The aggregate number of Shares that may be issued pursuant to Awards granted under this Plan is 15,500,000 Shares, subject to adjustment as provided in this Plan.”

2. The first sentence of Section 16 of the Plan shall be deleted in its entirety and be replaced by the following:

“Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2011.”

3. Except as amended hereby, the Plan remains unchanged and in full force and effect and is hereby ratified, confirmed and reconfirmed.

4. All references from and after the date hereof to the Plan, whether contained in any agreement, instrument, document, note, certificate or writing of any kind or character, shall be deemed to mean the Plan as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

CyberSource Corporation

/s/ Steven D. Pellizzer
Steven D. Pellizzer,
Senior Vice President of Finance and
Chief Financial Officer